EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS


Deloitte & Touche


19 January 1998


Group Financial Manager
First South African Holdings
Cnr Greder and Vuurslag Road
Spartan
KEMPTON PART
1620

Attention:  Mr. M. Korb

We hereby consent to the use of our reports of Piemans Pantry CC and Surfs-Up CC dated 14 June 1994, 15 June 1994 and 15 May 1995 in the registration statement on Form S-1 of First South Africa Corp., Ltd. (The "Company") and the related prospectus contained therein with respect to the registration of certain debentures and shares of Common Stock underlying such debentures, shares of common stock underlying certain other debentures, a certain Placement Warrant and certain purchase options of the Company.


/S/ DELOITTE & TOUCHE
Deloitte & Touche
Johannesburg, South Africa
19 January 1998